Exhibit 10(l)

SECOND AMENDMENT TO EFH SECOND SUPPLEMENTAL RETIREMENT PLAN

Pursuant to the authority of the Board of Directors of Energy Future Holdings Corp., and the provisions of Section 5.1 thereof, the EFH Second Supplemental Retirement Plan (“Plan”), as amended and restated as of October 10, 2007, is hereby amended in the following respects only, effective as of January 1, 2010.

(1)	Section 2.9 of the Plan is hereby amended in its entirety to read as follows:

“2.9 “Participant” shall mean each person who is entitled to receive a benefit on or after January 1, 1983, under the Retirement Plan and whose Retirement Benefit is less than his Adjusted Retirement Benefit, but excluding any Participant who is eligible to receive benefits under (1) the Retirement Income Restoration Plan of ENSERCH Corporation and Participating Subsidiary Companies or (2) the Oncor Supplemental Retirement Plan, to the extent of any benefit attributable to service with Oncor Electric Delivery Company LLC.”

(2)	Section 2.10 of the Plan is hereby amended in its entirety to read as follows:

“2.10 “Participating Employer” shall mean the Company or any Affiliated Entity which has been approved for participation in, and which has adopted, the Plan. “Participating Employers” shall be used to refer to such entities jointly or severally. Effective as of January 1, 2010, Oncor Electric Delivery Company LLC shall no longer be a Participating Employer in this Plan.”

(3)	Section 2.19 of the Plan is hereby amended by adding the following sentences to the end of existing Section 2.19:

“Notwithstanding the foregoing, the Supplemental Retirement Benefit shall not include any amount attributable to service with Oncor Electric Delivery Company LLC, as determined by the actuary, which benefit shall be provided under the Oncor Supplemental Retirement Plan. In no event shall a Participant’s total Benefit under this Plan and the Oncor Supplemental Retirement Plan exceed the Benefit such Participant would be entitled to receive under this Plan, if such Participant’s service with Oncor Electric Delivery Company LLC were taken into account under this Plan.”

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument Amendment to the EFH Second Supplemental Retirement Plan, the Board of Directors of Energy Future Holdings Corp. has caused these presents to be duly executed in the name and on the behalf of Energy Future Holdings Corp., by an authorized officer thereof, thereunto duly authorized this 9th day of April, 2010.

ENERGY FUTURE HOLDINGS CORP.

/s/ PAUL KEGLEVIC
Paul Keglevic,
Executive Vice President &
Chief Financial Officer

REVIEWED & APPROVED

Richard Landy,
Executive Vice President, Human Resources

Russell Graves,
Director, Total Rewards